Exhibit 99.1

LuxUrban Hotels Names Robert Arigo Chief Executive Officer

Hotel & Hospitality Industry Veteran Brings 35 Years of Experience to New Role

MIAMI, FL, - June 11, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), a hospitality company which leases entire existing hotels on a long-term basis and rents rooms in its hotels to business and vacation travelers, today announced that its Board of Directors (the “Board”) has appointed hotel and hospitality industry veteran Robert Arigo as its Chief Executive Officer, effective June 10, 2024. Mr. Arigo, who joined LuxUrban in March 2024 as Chief Operating Officer, is an accomplished industry executive who brings more than 35 years of relevant experience to his new role.

“In his short time here, Rob has distinguished himself as a thoughtful, skilled and experienced leader with a focus on improving experiences for owners and guests as part of the Company’s ongoing efforts to enhance performance,” said Elan Blutinger, Chairman of the Board. “Rob has held leadership positions at some of the most well-known and well-respected hospitality brands in the industry and his appointment is consistent with the Board’s commitment to add and strengthen industry representation and experience in key leadership roles. He has a track record of success in operations and asset management for large-scale turnaround initiatives, and possesses management experience at the franchise, independent and third-party levels. We are confident that Rob is the right person to assume the role of CEO at this critical time in the Company’s evolution.”

“I am excited and honored to become CEO at this pivotal time of opportunity for LuxUrban,” said Mr. Arigo. “Although we have much work to do, I remain convinced that we operate a unique business model that holds great promise. I look forward to collaborating with our team and lending my experience in pursuit of creating a foundation that can deliver on LuxUrban’s full potential.”

Mr. Arigo succeeds Shanoop Kothari as Chief Executive Officer. Mr. Arigo’s responsibilities as Chief Operating Officer will be absorbed throughout the organization and the Company will assess filling the role at a later time.

“On behalf of the Board, I want to thank Shanoop for his dedication and commitment to LuxUrban at the early stages of our existence as a public company,” continued Mr. Blutinger. “We wish him the very best in his future endeavors.”

About Robert M. Arrigo

Mr. Arigo joined LuxUrban in March 2024 from M&R Hotel Management, which provides hospitality development, turnaround, and management services to a portfolio of hotels throughout the United States, where he served as Vice President beginning in 2018. Prior to this, Mr. Arigo was Senior Director of Operations at Hersha Hospitality Management (HHM), a hotel management company that operates over 240 properties, including luxury and lifestyle properties, across the United States and Canada. Prior to joining HHM, Mr. Arigo served as the Chief Operating Officer of Widewaters Hotels, a leading developer and owner of branded and independent hotels and extended stay properties, in which position he was integral in shaping that company's growth and operational efficiency. Mr. Arigo’s executive experience also includes Highgate Hotels, Belleview Biltmore Resort & Spa, Crestline Hotels, Interstate Hotels Corporations, and Marriott. Mr. Arigo’s work has been recognized with awards that included “Hotel Region of the Year,” “Financial Leadership Award,” “Hotel of the Year,” and “Award of Excellence.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact

Devin Sullivan

Managing Director

The Equity Group Inc.

dsullivan@equityny.com

Conor Rodriguez, Analyst

crodriguez@equityny.com